                                                                      EXHIBIT 11

TURNER BROADCASTING SYSTEM, INC.
COMPUTATION OF PRIMARY EARNINGS PER SHARE
(IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                        THREE MONTHS ENDED
                                                                                          MARCH 31, 1995
                                                                                        ------------------
Net income applicable to common stock                                                         $ 21,990
                                                                                              ========

Weighted average number of shares outstanding during the period                                205,777

Add:     Common equivalent shares issuable assuming conversion of
                 Class C Convertible Preferred Stock                                            74,382

         Shares issuable upon exercise of stock options                                         15,935

Subtract: Shares which would have been purchased with proceeds
                 from exercise of such stock options                                            13,727
                                                                                              --------


Weighted average number of common stock, common stock
         equivalents and converted shares outstanding                                          282,367
                                                                                              ========

Weighted average number of Class A common shares and common
         stock equivalents                                                                      68,330
                                                                                              ========

Weighted average number of Class B common shares and common
         stock equivalents                                                                     214,037
                                                                                              ========

Earnings per share and common stock equivalent of Class A
         and Class B Common Stock                                                             $   0.08
                                                                                              ========

TURNER BROADCASTING SYSTEM, INC.
COMPUTATION OF FULLY-DILUTED EARNINGS PER SHARE
(IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                         THREE MONTHS ENDED
                                                                                           MARCH 31, 1995
                                                                                         ------------------
Net income applicable to common stock                                                         $ 21,990
                                                                                              ========

Add:     Interest expense on zero coupon subordinated convertible
                 notes due 2007                                                                  4,432
         Interest expense on 6.5% convertible notes                                                473

Subtract: Additional income taxes                                                               (2,060)
                                                                                              --------

Adjusted net income applicable to common stock                                                $ 24,835
                                                                                              ========

Primary weighted average number of shares outstanding                                          282,367

Add:     Common equivalent shares issuable assuming conversion of
                 convertible notes due 2007                                                      7,440

         Change in shares due to options assumed converted using the
                 end of period market value                                                         77

         Shares issuable assuming conversion of 6.5%
                 convertible notes                                                               1,661
                                                                                              --------

Weighted average number of common stock, common stock
         equivalents and convertible shares, assuming full dilution                            291,544
                                                                                              ========

Weighted average number of Class A common shares and common
         equivalents and convertible shares, assuming full dilution                             68,330
                                                                                              ========

Weighted average number of Class B common shares and common
         equivalents and convertible shares, assuming full dilution                            223,214
                                                                                              ========

Earnings per share and common stock equivalent of Class A
         and Class B Common Stock                                                             $   0.09
                                                                                              ========


This calculation is submitted in accordance with the rules and regulations of the Securities and Exchange Commission. Under generally accepted accounting principles this presentation would not be made because it is anti-dilutive.